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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934



Date of Report (Date of earliest event reported):
November 16, 1994

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
Commission file number: 1-6828                              Commission file number: 1-7959

HOTEL INVESTORS TRUST                                       HOTEL INVESTORS CORPORATION
(Exact name of registrant as specified in its               (Exact name of registrant as specified in its
charter)                                                    charter)

Maryland                                                    Maryland
(State or other jurisdiction of incorporation or            (State or other jurisdiction of incorporation or
organization)                                               organization)

52-0901263 (I.R.S. employer identification number)          52-1193298 (I.R.S. employer identification number)

11845 W. Olympic Blvd.                                      11845 W. Olympic Blvd.
Suite 550                                                   Suite 560
Los Angeles, CA  90064                                      Los Angeles, CA 90064
(Address of principal executive offices, including          (Address of principal executive offices, including
zip code)                                                   zip code)

310-575-3900                                                310-575-3900
(Registrant's telephone number, including area              (Registrant's telephone number, including area
code)                                                       code)
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                                 Not applicable
         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

                 On November 16, 1994, Hotel Investors Trust (the "Trust") and Hotel Investors Corporation (the "Corporation") reported the completion of definitive agreements with Starwood Capital Group, L.P. and its affiliates ("Starwood") relating to the previously announced reorganization (the "Reorganization") with Starwood. Consummation of the Reorganization is subject to, among other things, approval of the Reorganization and certain related matters by the shareholders of the Trust and the stockholders of the Corporation. A proxy statement seeking approval of the Reorganization and related matters has been sent to shareholders of the Trust and stockholders of the Corporation for a meeting scheduled to be held on December 15, 1994. The Reorganization is expected to be consummated by the end of 1994.

                 The Reorganization will be effected pursuant to a Formation Agreement among the Trust, the Corporation and Starwood (the "Formation Agreement"), a copy of which is filed as an exhibit to this Report. The following description is qualified in its entirety by reference to the provisions of the Formation Agreement.

                 The Reorganization will involve a number of related transactions that will occur simultaneously on the date of the consummation of the Reorganization (the "Closing Date") pursuant to the terms of the Formation Agreement. Such transactions include (i) the contribution by the Trust to a newly formed limited partnership (the "Realty Partnership") of all of the properties and assets of the Trust, subject to substantially all of the liabilities of the Trust (including the senior debt (the "Senior Debt") of the Trust), in exchange for an approximate 28.3% interest as a general partner in the Realty Partnership, (ii) the contribution by Starwood to the Realty Partnership of approximately $4,200,000 in cash and certain hotel properties and first mortgage notes, in exchange for limited partnership units representing the remaining approximate 71.7% interest in the Realty Partnership, (iii) the contribution by the Corporation and its subsidiaries to a newly formed limited partnership (the "Operating Partnership") of all of their properties and operating assets (except for their gaming assets, which are to be contributed upon approval by Nevada gaming authorities), subject to substantially all of their liabilities, in exchange for an approximate 28.3% interest as a general partner in the Operating Partnership, (iv) the contribution by Starwood to the Operating Partnership of approximately $800,000 in cash, furnishings and equipment of the hotel properties, in exchange for limited partnership units representing the remaining approximate 71.7% interest in the Operating Partnership, (v) subject to the consent of the holders of the Senior Debt, the cancellation of approximately $63 million of intercompany indebtedness from the Corporation to the Trust, in consideration for the guarantee by the Corporation of up to $25 million of the Senior Debt. The





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percentage interests of the Trust, the Corporation and Starwood referred to above are subject to adjustment as provided in the Formation Agreement.

                 The limited partnership units of the Realty Partnership and the Operating Partnership to be held by Starwood will (subject to the ownership limitation provisions of the Trust and the Corporation which are designed to preserve the status of the Trust as a REIT for tax purposes) be exchangeable, together but not separately, for, at the option of the Trust and the Corporation, either cash, Paired Shares of the Trust and the Corporation representing up to approximately 71.7% of the Paired Shares after such exchange, or a combination of cash and such Paired Shares.

                 In addition if, within six months from the approval of the Reorganization by the shareholders of the Trust and the stockholders of the Corporation, Starwood acquires Senior Debt, Starwood will exchange up to $12,000,000 of such Senior Debt for up to an additional approximate 3.0% of the outstanding limited partnership units of the Trust and the Corporation. An affiliate of Starwood is the general partner of a partnership which has the right to acquire approximately $74.0 million of Senior Debt. Any such units issued pursuant to such exchange would be exchangeable for Paired Shares on the same basis as other units issued to Starwood in connection with the Reorganization.

                 The Trust and the Corporation also announced that an individual holding approximately 9.8% of the outstanding Paired Shares who had opted out of the settlement of certain previously disclosed shareholder litigation entered into an agreement (the "Assignment Agreement") pursuant to which he assigned his claims to Starwood. In connection with such assignment Starwood has agreed to purchase those Paired Shares, at such individual's election, in a 60-day period beginning on the earlier of the year after the Closing Date or December 15, 1995, at a price of $5.625 per Paired Share. Starwood may also elect to purchase such Paired Shares at the same time and on the same terms. Such individual has agreed not to purchase or sell any Paired Shares during such period and not more than 4.9% thereafter.

                 The Trust and the Corporation have agreed that if the Formation Agreement is terminated under certain circumstances and if within 60 days after such termination the Trust and the Corporation receive from Starwood a full release (the "Release") of the claims assigned to Starwood, then the Trust and the Corporation will indemnify Starwood against liabilities, losses and expenses under or in respect of the Assignment Agreement (other than to the extent such liabilities, losses or expenses arose from a breach by Starwood); provided that the aggregate indemnification obligation of the Trust and the Corporation is limited to $1,800,000. If the Reorganization is consummated and if prior to December 15, 1995 the Trust and the Corporation





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receive the Release, they will also indemnify Starwood to the extent described in the preceding sentence. In connection with the Assignment Agreement, the Trust and the Corporation each accrued shareholder litigation expenses of $1.3 million during the third quarter of 1994.


ITEM 7.  EXHIBITS.

         2.  Formation Agreement among the Trust, the Corporation and Starwood.





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                                 EXHIBIT INDEX


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EXHIBIT
NUMBER           DESCRIPTION OF EXHIBIT
- -------          ----------------------
   2             Formation Agreement among the Trust, the Corporation and Starwood.
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                                   SIGNATURES



                 Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


HOTEL INVESTORS TRUST                      HOTEL INVESTORS CORPORATION



By: /s/ JEFFREY C. LAPIN                  By: /s/ KEVIN E. MALLORY
    ------------------------                  -------------------------
    Jeffrey C. Lapin                          Kevin E. Mallory
    President and Chief                       Executive Vice President
     Executive Officer


Date:  November 18, 1994





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